UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     September 22, 2003

REPTRON ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-23426	38-2081116
(Commission File Number)	(IRS Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida	33626
(Address of principal executive offices)	(Zip Code)

(813) 891-4058

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS

The common stock of Reptron Electronics, Inc. (“Reptron”) began trading on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board (OTCBB) effective on September 22, 2003. Reptron’s common stock was previously traded on the Nasdaq SmallCap Market but was delisted effective with the opening of business on September 22, 2003 by action of the Nasdaq Listing Qualifications Panel. Reptron’s trading symbol, REPT, will not change.

A press release on this subject was issued on September 22, 2003, and is attached as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1   Press Release, dated September 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC. (Registrant)

Date: September 25, 2003	By:	/s/ Paul J. Plante
Paul J. Plante President, Chief Operating Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated September 22, 2003.